Exhibit 99.77(q)


                                    Exhibits

(a)(1) Amendment No. 17 effective January 3, 2007 to the Trust Instrument for ING Funds Trust dated July 30, 1998 regarding the abolition of Class M shares for ING GNMA Income Fund- filed herein.

(e)(1) Second Amendment dated December 15, 2006 to the Investment Management Agreement dated September 23, 2002 between ING Investments, LLC and ING Funds Trust - Filed herein

(e)(2) Amendment dated December 5, 2006 to the Amended and Restated Management Agreement dated July 29, 2005 between ING Investments, LLC and ING Funds Trust - filed herein.

(e)(3) Second Amendment dated December 15, 2006 to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and ING Investment Management Co. - filed herein.